Exhibit 99.1

Helen of Troy Limited Reports Second Quarter Fiscal 2025 Results

Consolidated Net Sales Decline of 3.5%
GAAP Diluted EPS of $0.74; Adjusted Diluted EPS of $1.21
Cash Flow from Operations of $44.6 Million; Increase of $7.9 Million
Free Cash Flow(1)(2) of $39.7 Million; Increase of $11.7 Million

Fiscal 2025 Outlook:
Maintains Consolidated Net Sales of $1.885-$1.935 Billion
Maintains GAAP Diluted EPS of $4.69-$5.45 and Adjusted Diluted EPS of $7.00-$7.50
Maintains Adjusted EBITDA of $287-$297 Million
Updates Free Cash Flow(1)(2) to $180-$200 Million
Updates Net Leverage Ratio(1)(3) Reduction to Between 1.9X and 1.8X by the End of Fiscal 2025
Project Pegasus On Track to Deliver Savings of $26 Million to $30 Million

El Paso, Texas, October 9, 2024 — Helen of Troy Limited (NASDAQ: HELE), designer, developer, and worldwide marketer of branded consumer home, outdoor, beauty, and wellness products, today reported results for the three-month period ended August 31, 2024.

Executive Summary – Second Quarter of Fiscal 2025 Compared to Fiscal 2024

•Consolidated net sales revenue of $474.2 million, a decrease of 3.5%
•Gross profit margin of 45.6% compared to 46.7%
•Operating margin of 7.3% compared to 9.5%
•Non-GAAP adjusted operating margin of 9.8% compared to 12.7%
•GAAP diluted EPS of $0.74 compared to $1.14
•Non-GAAP adjusted diluted EPS of $1.21 compared to $1.74
•Net cash provided by operating activities of $44.6 million compared to $36.7 million
•Non-GAAP adjusted EBITDA margin of 11.8% compared to 14.6%

Noel M. Geoffroy, Chief Executive Officer, stated: “We are pleased to report second quarter results that were above expectations and we are reaffirming our annual outlook for net sales, adjusted EPS, and adjusted EBITDA. During the quarter, we took decisive actions toward our long-term strategic initiatives, including strengthening the core and further shaping our growth portfolio. In addition, despite persistent macro headwinds, we achieved early results on our efforts to 'Reset and Revitalize' our business, driven by improved brand fundamentals, optimized marketing and innovation, and expanded distribution. I am proud of our team for their dedication and focus and remain confident we are on the right path to long-term profitable growth and increased value for all Helen of Troy stakeholders.”

	Three Months Ended August 31,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2024 sales revenue, net	$239,977	$251,586	$491,563
Organic business (4)	2,064	(18,899)	(16,835)
Impact of foreign currency	(97)	(410)	(507)
Change in sales revenue, net	1,967	(19,309)	(17,342)
Fiscal 2025 sales revenue, net	$241,944	$232,277	$474,221

Total net sales revenue growth (decline)	0.8%	(7.7)%	(3.5)%
Organic business	0.9%	(7.5)%	(3.4)%
Impact of foreign currency	—%	(0.2)%	(0.1)%

Operating margin (GAAP)
Fiscal 2025	12.9%	1.6%	7.3%
Fiscal 2024	15.0%	4.3%	9.5%
Adjusted operating margin (non-GAAP) (1)
Fiscal 2025	15.0%	4.4%	9.8%
Fiscal 2024	17.7%	7.9%	12.7%

Consolidated Results - Second Quarter Fiscal 2025 Compared to Second Quarter Fiscal 2024

•Consolidated net sales revenue decreased $17.3 million, or 3.5%, to $474.2 million, compared to $491.6 million, primarily driven by a decline in Beauty & Wellness due to lower sales of hair appliances, air purifiers, and humidifiers. These factors were partially offset by Home & Outdoor growth in the home and insulated beverageware categories, international growth, and higher sales of fans and thermometers within Beauty & Wellness.

•Consolidated gross profit margin decreased 110 basis points to 45.6%, compared to 46.7%. The decrease in consolidated gross profit margin was primarily due to a less favorable product and customer mix within Home & Outdoor and unfavorable inventory obsolescence expense year-over-year. These factors were partially offset by lower commodity and product costs, partly driven by Project Pegasus initiatives.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 140 basis points to 37.9%, compared to 36.5%. The increase in the consolidated SG&A ratio was primarily due to higher marketing expense as the Company reinvested back into its brands, unfavorable distribution center expense due to additional costs and lost efficiency associated with automation startup issues at the Tennessee distribution facility, and the impact of unfavorable operating leverage. These factors were partially offset by lower overall personnel expense, which includes the impact of lower annual incentive compensation expense.

•Consolidated operating income was $34.9 million, or 7.3% of net sales revenue, compared to $46.8 million, or 9.5% of net sales revenue. The 220 basis point decrease in consolidated operating margin was primarily due to an increase in the consolidated SG&A ratio and a decrease in consolidated gross profit margin, partially offset by a decrease in restructuring charges of $2.1 million.

•Interest expense was $13.2 million, compared to $13.7 million. The decrease in interest expense was primarily due to lower average borrowings outstanding, partially offset by a higher average effective interest rate compared to the same period last year.

•Income tax expense as a percentage of income before income tax was 22.0% compared to 17.9%, primarily due to the impact of Barbados tax legislation enacted during the first quarter of fiscal 2025, shifts in the mix of income in various tax jurisdictions, and an increase in tax expense for discrete items.

•Net income was $17.0 million, compared to $27.4 million. Diluted EPS was $0.74, compared to $1.14. Diluted EPS decreased primarily due to lower operating income and an increase in the effective income tax rate, partially offset by lower weighted average diluted shares outstanding and a decrease in interest expense.

•Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $55.8 million, compared to $71.7 million. Non-GAAP adjusted EBITDA margin was 11.8% compared to 14.6%.

On an adjusted basis (non-GAAP) for the second quarters of fiscal 2025 and 2024, excluding the discrete impact of restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $15.9 million, or 25.5%, to $46.4 million, or 9.8% of net sales revenue, compared to $62.3 million, or 12.7% of net sales revenue. The decrease in adjusted operating margin was primarily driven by higher marketing expense, a less favorable product and customer mix within Home & Outdoor, unfavorable inventory obsolescence expense year-over-year, and the impact of unfavorable operating leverage. These factors were partially offset by lower overall personnel expense, which includes the impact of lower annual incentive compensation expense, and lower commodity and product costs, partly driven by Project Pegasus initiatives.

•Adjusted income decreased $14.2 million, or 34.1%, to $27.5 million, compared to $41.8 million. Adjusted diluted EPS decreased 30.5% to $1.21 compared to $1.74. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income and an increase in the adjusted effective income tax rate, partially offset by lower weighted average diluted shares outstanding and a decrease in interest expense.

Segment Results - Second Quarter Fiscal 2025 Compared to Second Quarter Fiscal 2024

Home & Outdoor net sales revenue increased $2.0 million, or 0.8%, to $241.9 million, compared to $240.0 million. The increase was driven by an increase in sales in the insulated beverageware category, higher international sales primarily driven by new and expanded retailer distribution, and expanded retailer distribution in the home category. These factors were partially offset by softer consumer demand, lower replenishment orders from retail customers, and continued softness in technical packs and related accessories.

Home & Outdoor operating income was $31.2 million, or 12.9% of segment net sales revenue, compared to $36.1 million, or 15.0% of segment net sales revenue. The decrease in segment operating margin was primarily due to unfavorable distribution center expense, a less favorable product and customer mix, and higher marketing expense as the segment reinvested back into its brands. These factors were partially offset by lower overall personnel expense, which includes the impact of lower annual incentive compensation expense, and favorable inventory obsolescence expense year-over-year. Adjusted operating income decreased 14.5% to $36.3 million, or 15.0% of segment net sales revenue, compared to $42.4 million, or 17.7% of segment net sales revenue.

Beauty & Wellness net sales revenue decreased $19.3 million, or 7.7%, to $232.3 million, compared to $251.6 million. The decrease was driven by a decline in sales of hair appliances due to softer consumer demand, shifts in consumer spending and increased competition, lower sales of air purifiers and humidifiers driven by reduced replenishment orders from retail customers, and a decrease in water filtration product revenue due to the expiration of an out-license relationship. These factors were partially offset by fan and thermometer growth.

Beauty & Wellness operating income was $3.7 million, or 1.6% of segment net sales revenue, compared to $10.7 million, or 4.3% of segment net sales revenue. The decrease in segment operating margin was primarily due to higher marketing expense as the segment reinvested back into its brands, unfavorable inventory obsolescence expense year-over-year, and the impact of unfavorable operating leverage. These factors were partially offset by lower commodity and product costs and lower overall personnel expense, which includes the impact of lower annual incentive compensation expense. Adjusted operating income decreased 48.9% to $10.2 million, or 4.4% of segment net sales revenue, compared to $19.9 million, or 7.9% of segment net sales revenue.

Balance Sheet and Cash Flow - Second Quarter Fiscal 2025 Compared to Second Quarter Fiscal 2024

•Cash and cash equivalents totaled $20.1 million, compared to $24.2 million.
•Accounts receivable turnover(5) was 69.0 days, compared to 67.9 days.
•Inventory was $469.6 million, compared to $435.7 million.
•Total short- and long-term debt was $713.2 million, compared to $844.9 million.
•Net cash provided by operating activities for the first six months of the fiscal year was $69.9 million, compared to $157.7 million for the same period last year.
•Free cash flow(1)(2) for the first six months of the fiscal year was $55.9 million, compared to $137.2 million for the same period last year.

Pegasus Restructuring Plan

The Company previously announced a global restructuring plan intended to expand operating margins through initiatives designed to improve efficiency and effectiveness and reduce costs (collectively referred to as “Project Pegasus”). Project Pegasus includes multiple workstreams to further optimize the Company's brand portfolio, streamline and simplify the organization, accelerate and amplify cost of goods savings projects, enhance the efficiency of its supply chain network, optimize its indirect spending and improve its cash flow and working capital, as well as other activities. The Company anticipates these initiatives will create operating efficiencies, as well as provide a platform to fund future growth investments.

As previously disclosed, the Company continues to have the following expectations regarding Project Pegasus charges:
•Total one-time pre-tax restructuring charges of approximately $50 million to $55 million over the duration of the plan, expected to be completed during fiscal 2025.
•Pre-tax restructuring charges to be comprised of approximately $15 million to $19 million of severance and employee related costs, $28 million of professional fees, $3 million to $4 million of contract termination costs, and $4 million of other exit and disposal costs.
•All of the Company's operating segments and shared services will be impacted by the plan and pre-tax restructuring charges include approximately $16 million to $17 million in Home & Outdoor and $34 million to $38 million in Beauty & Wellness.
•Pre-tax restructuring charges represent primarily cash expenditures, which are expected to be substantially paid by the end of fiscal 2025.

The Company also continues to have the following expectations regarding Project Pegasus savings:
•Targeted annualized pre-tax operating profit improvements of approximately $75 million to $85 million, which began in fiscal 2024 and are expected to be substantially achieved by the end of fiscal 2027.
•Estimated cadence of the recognition of the savings will be approximately 25% in fiscal 2024, which was achieved, approximately 35% in fiscal 2025, approximately 25% in fiscal 2026, and approximately 15% in fiscal 2027.
•Total profit improvements to be realized approximately 60% through reduced cost of goods sold and 40% through lower SG&A.

Fiscal 2025 Annual Outlook

The Company continues to expect consolidated net sales revenue in the range of $1.885 billion to $1.935 billion, which implies a decline of 6.0% to 3.5%. The sales outlook continues to reflect the Company's view of lingering inflation and continued consumer spending softness, especially in certain discretionary categories, as well as its view of increased macro uncertainty, an increasingly stretched consumer, a more promotional environment, and retailers even more closely managing their inventory levels. The sales outlook reflects the impact of executional challenges in the Company's Tennessee distribution facility on sales that occurred during the first quarter of fiscal 2025. During the second quarter of fiscal 2025, the remediation efforts for the automation system were substantially completed, and the Company believes the impact on sales was minimal during the quarter. The Company now believes it is in a position to achieve targeted efficiency levels by the end of fiscal 2025.

The Company's fiscal year net sales outlook now reflects the following expectations by segment:
•Home & Outdoor net sales decline of 2.3% to growth of 1.4%, which includes the impact of shipping disruption in the Company's Tennessee distribution facility during the first quarter of fiscal 2025, compared to the prior expectation of a decline of 3.0% to 1.0%; and
•Beauty & Wellness net sales decline of 9.0% to 7.5%, compared to the prior expectation of a decline of 8.0% to 5.0%, both of which include a year-over-year headwind of approximately 1.0% related to the expiration of an out-license relationship in Wellness.

The Company continues to expect GAAP diluted EPS of $4.69 to $5.45 and non-GAAP adjusted diluted EPS in the range of $7.00 to $7.50, which implies an adjusted diluted EPS decline of 21.4% to 15.8%.

The Company continues to expect adjusted EBITDA of $287 million to $297 million, which implies a decline of 14.6% to 11.8%, as benefits from Project Pegasus are reinvested for growth. The Company's outlook continues to reflect:
•a year-over-year increase in growth investment spending of approximately 100 basis points;
•a year-over-year headwind of approximately 50 basis points from the expiration of an out-license relationship in Wellness;
•margin compression of approximately 50 basis points from incremental operating expense and lost efficiency related to automation startup issues at its Tennessee distribution facility, compared to the prior expectation of 60 basis points; and
•margin compression from its view of a more promotional environment, a less favorable mix, and lower operating leverage due to the decline in revenue.

The Company continues to expect these factors to be partially offset by profit improvement actions implemented in the second quarter.

The Company now expects free cash flow(1)(2) in the range of $180 million to $200 million, compared to the previous range of $200 million to $240 million, and now expects its net leverage ratio(1)(3), as defined in its credit agreement, to end fiscal 2025 at 1.90x to 1.80x, compared to the previous range of 1.60x to 1.50x.

In terms of the quarterly cadence of sales, the Company now expects a decline in net sales of approximately 4.5% to 1% in the third quarter of fiscal 2025. The Company now expects a decline in adjusted diluted EPS of approximately 10% to 3% in the third quarter of fiscal 2025.

The Company's consolidated net sales and EPS outlook also reflects the following assumptions:
•the severity of the cough/cold/flu season will be in line with pre-COVID historical averages;
•September 2024 foreign currency exchange rates will remain constant for the remainder of the fiscal year;
•expected interest expense in the range of $44.0 million to $46.0 million;
•a reported GAAP effective tax rate range of 27.3% to 29.5% for the full fiscal year 2025 and an adjusted effective tax rate range of 20.7% to 21.3%; and
•an estimated weighted average diluted shares outstanding of 23.1 million for the full year.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2025 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, additional interest rate increases, or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company's outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today's earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Wednesday, October 9, 2024. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 1:00 p.m. Eastern Time on October 9, 2024, until 11:59 p.m. Eastern Time on October 23, 2024, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13748178. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based financial measures presented in the Company's condensed consolidated statements of income and cash flows. For additional information see Note 1 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools, Drybar, Curlsmith, and Revlon. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “assumes”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “reflects”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, EPS results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company's Form 10-K for the year ended February 29, 2024, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company's ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company's central global Enterprise Resource Planning systems and other peripheral information systems, the Company's ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company's gross profit and operating results, the Company's dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company's dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company's reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, risks associated with the use of licensed trademarks from or to third parties, the Company's ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, divestitures and global restructuring plans, including Project

Pegasus, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company's compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the Company's dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union's review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, increased costs of raw materials, energy and transportation, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under its financing arrangements, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2024		2023
Sales revenue, net	$474,221	100.0%	$491,563	100.0%
Cost of goods sold	258,151	54.4%	261,910	53.3%
Gross profit	216,070	45.6%	229,653	46.7%
Selling, general and administrative expense (“SG&A”)	179,692	37.9%	179,191	36.5%
Restructuring charges	1,526	0.3%	3,617	0.7%
Operating income	34,852	7.3%	46,845	9.5%
Non-operating income, net	170	—%	148	—%
Interest expense	13,216	2.8%	13,654	2.8%
Income before income tax	21,806	4.6%	33,339	6.8%
Income tax expense	4,792	1.0%	5,958	1.2%
Net income	$17,014	3.6%	$27,381	5.6%

Diluted earnings per share (“EPS”)	$0.74		$1.14

Weighted average shares of common stock used in computing diluted EPS	22,839		24,041

	Six Months Ended August 31,
	2024		2023
Sales revenue, net	$891,068	100.0%	$966,235	100.0%
Cost of goods sold	471,919	53.0%	520,951	53.9%
Gross profit	419,149	47.0%	445,284	46.1%
SG&A	350,173	39.3%	346,826	35.9%
Restructuring charges	3,361	0.4%	10,972	1.1%
Operating income	65,615	7.4%	87,486	9.1%
Non-operating income, net	270	—%	285	—%
Interest expense	25,759	2.9%	27,706	2.9%
Income before income tax	40,126	4.5%	60,065	6.2%
Income tax expense	16,908	1.9%	10,103	1.0%
Net income	$23,218	2.6%	$49,962	5.2%

Diluted EPS	$1.00		$2.07

Weighted average shares of common stock used in computing diluted EPS	23,236		24,088

Consolidated Net Sales by Geographic Region (6)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2024		2023
Domestic sales revenue, net	$365,750	77.1%	$388,049	78.9%
International sales revenue, net	108,471	22.9%	103,514	21.1%
Total sales revenue, net	$474,221	100.0%	$491,563	100.0%

	Six Months Ended August 31,
	2024		2023
Domestic sales revenue, net	$666,430	74.8%	$747,608	77.4%
International sales revenue, net	224,638	25.2%	218,627	22.6%
Total sales revenue, net	$891,068	100.0%	$966,235	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$31,152	12.9%	$3,700	1.6%	$34,852	7.3%
Restructuring charges	518	0.2%	1,008	0.4%	1,526	0.3%
Subtotal	31,670	13.1%	4,708	2.0%	36,378	7.7%
Amortization of intangible assets	1,768	0.7%	2,771	1.2%	4,539	1.0%
Non-cash share-based compensation	2,814	1.2%	2,673	1.2%	5,487	1.2%
Adjusted operating income (non-GAAP)	$36,252	15.0%	$10,152	4.4%	$46,404	9.8%

	Three Months Ended August 31, 2023
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$36,099	15.0%	$10,746	4.3%	$46,845	9.5%
Restructuring charges	1,271	0.5%	2,346	0.9%	3,617	0.7%
Subtotal	37,370	15.6%	13,092	5.2%	50,462	10.3%
Amortization of intangible assets	1,764	0.7%	2,830	1.1%	4,594	0.9%
Non-cash share-based compensation	3,287	1.4%	3,942	1.6%	7,229	1.5%
Adjusted operating income (non-GAAP)	$42,421	17.7%	$19,864	7.9%	$62,285	12.7%

	Six Months Ended August 31, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$47,002	10.7%	$18,613	4.1%	$65,615	7.4%
Restructuring charges	958	0.2%	2,403	0.5%	3,361	0.4%
Subtotal	47,960	10.9%	21,016	4.7%	68,976	7.7%
Amortization of intangible assets	3,533	0.8%	5,526	1.2%	9,059	1.0%
Non-cash share-based compensation	5,827	1.3%	5,493	1.2%	11,320	1.3%
Adjusted operating income (non-GAAP)	$57,320	13.0%	$32,035	7.1%	$89,355	10.0%

	Six Months Ended August 31, 2023
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$58,215	12.7%	$29,271	5.7%	$87,486	9.1%
Bed, Bath & Beyond bankruptcy (7)	3,087	0.7%	1,126	0.2%	4,213	0.4%
Restructuring charges	4,061	0.9%	6,911	1.4%	10,972	1.1%
Subtotal	65,363	14.3%	37,308	7.3%	102,671	10.6%
Amortization of intangible assets	3,541	0.8%	5,710	1.1%	9,251	1.0%
Non-cash share-based compensation	7,785	1.7%	8,741	1.7%	16,526	1.7%
Adjusted operating income (non-GAAP)	$76,689	16.8%	$51,759	10.2%	$128,448	13.3%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income to EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$31,152	12.9%	$3,700	1.6%	$34,852	7.3%
Depreciation and amortization	6,590	2.7%	7,202	3.1%	13,792	2.9%
Non-operating income, net	—	—%	170	0.1%	170	—%
EBITDA (non-GAAP)	37,742	15.6%	11,072	4.8%	48,814	10.3%
Add: Restructuring charges	518	0.2%	1,008	0.4%	1,526	0.3%
Non-cash share-based compensation	2,814	1.2%	2,673	1.2%	5,487	1.2%
Adjusted EBITDA (non-GAAP)	$41,074	17.0%	$14,753	6.4%	$55,827	11.8%

	Three Months Ended August 31, 2023
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$36,099	15.0%	$10,746	4.3%	$46,845	9.5%
Depreciation and amortization	6,606	2.8%	7,285	2.9%	13,891	2.8%
Non-operating income, net	—	—%	148	0.1%	148	—%
EBITDA (non-GAAP)	42,705	17.8%	18,179	7.2%	60,884	12.4%
Add: Restructuring charges	1,271	0.5%	2,346	0.9%	3,617	0.7%
Non-cash share-based compensation	3,287	1.4%	3,942	1.6%	7,229	1.5%
Adjusted EBITDA (non-GAAP)	$47,263	19.7%	$24,467	9.7%	$71,730	14.6%

	Six Months Ended August 31, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$47,002	10.7%	$18,613	4.1%	$65,615	7.4%
Depreciation and amortization	13,237	3.0%	14,391	3.2%	27,628	3.1%
Non-operating income, net	—	—%	270	0.1%	270	—%
EBITDA (non-GAAP)	60,239	13.7%	33,274	7.4%	93,513	10.5%
Add: Restructuring charges	958	0.2%	2,403	0.5%	3,361	0.4%
Non-cash share-based compensation	5,827	1.3%	5,493	1.2%	11,320	1.3%
Adjusted EBITDA (non-GAAP)	$67,024	15.2%	$41,170	9.1%	$108,194	12.1%

	Six Months Ended August 31, 2023
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$58,215	12.7%	$29,271	5.7%	$87,486	9.1%
Depreciation and amortization	11,008	2.4%	13,598	2.7%	24,606	2.5%
Non-operating income, net	—	—%	285	0.1%	285	—%
EBITDA (non-GAAP)	69,223	15.1%	43,154	8.5%	112,377	11.6%
Add: Bed, Bath & Beyond bankruptcy	3,087	0.7%	1,126	0.2%	4,213	0.4%
Restructuring charges	4,061	0.9%	6,911	1.4%	10,972	1.1%
Non-cash share-based compensation	7,785	1.7%	8,741	1.7%	16,526	1.7%
Adjusted EBITDA (non-GAAP)	$84,156	18.4%	$59,932	11.8%	$144,088	14.9%

Reconciliation of Non-GAAP Financial Measures – GAAP Net Income to EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2024		2023
Net income, as reported (GAAP)	$17,014	3.6%	$27,381	5.6%
Interest expense	13,216	2.8%	13,654	2.8%
Income tax expense	4,792	1.0%	5,958	1.2%
Depreciation and amortization	13,792	2.9%	13,891	2.8%
EBITDA (non-GAAP)	48,814	10.3%	60,884	12.4%
Add: Restructuring charges	1,526	0.3%	3,617	0.7%
Non-cash share-based compensation	5,487	1.2%	7,229	1.5%
Adjusted EBITDA (non-GAAP)	$55,827	11.8%	$71,730	14.6%

	Six Months Ended August 31,
	2024		2023
Net income, as reported (GAAP)	$23,218	2.6%	$49,962	5.2%
Interest expense	25,759	2.9%	27,706	2.9%
Income tax expense	16,908	1.9%	10,103	1.0%
Depreciation and amortization	27,628	3.1%	24,606	2.5%
EBITDA (non-GAAP)	93,513	10.5%	112,377	11.6%
Add: Bed, Bath & Beyond bankruptcy	—	—%	4,213	0.4%
Restructuring charges	3,361	0.4%	10,972	1.1%
Non-cash share-based compensation	11,320	1.3%	16,526	1.7%
Adjusted EBITDA (non-GAAP)	$108,194	12.1%	$144,088	14.9%

	Quarterly Period Ended				Twelve Months Ended August 31, 2024
	November	February	May	August
Net income, as reported (GAAP)	$75,898	$42,734	$6,204	$17,014	$141,850
Interest expense	12,859	12,500	12,543	13,216	51,118
Income tax expense	18,350	11,995	12,116	4,792	47,253
Depreciation and amortization	12,431	14,462	13,836	13,792	54,521
EBITDA (non-GAAP)	119,538	81,691	44,699	48,814	294,742
Add: Gain on sale of distribution and office facilities (8)	(34,190)	—	—	—	(34,190)
Restructuring charges	3,890	3,850	1,835	1,526	11,101
Non-cash share-based compensation	8,579	8,767	5,833	5,487	28,666
Adjusted EBITDA (non-GAAP)	$97,817	$94,308	$52,367	$55,827	$300,319

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31, 2024
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$21,806	$4,792	$17,014	$0.95	$0.21	$0.74
Restructuring charges	1,526	138	1,388	0.07	0.01	0.06
Subtotal	23,332	4,930	18,402	1.02	0.22	0.81
Amortization of intangible assets	4,539	661	3,878	0.20	0.03	0.17
Non-cash share-based compensation	5,487	221	5,266	0.24	0.01	0.23
Adjusted (non-GAAP)	$33,358	$5,812	$27,546	$1.46	$0.25	$1.21

Weighted average shares of common stock used in computing diluted EPS						22,839

	Three Months Ended August 31, 2023
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$33,339	$5,958	$27,381	$1.39	$0.25	$1.14
Restructuring charges	3,617	44	3,573	0.15	—	0.15
Subtotal	36,956	6,002	30,954	1.54	0.25	1.29
Amortization of intangible assets	4,594	607	3,987	0.19	0.03	0.17
Non-cash share-based compensation	7,229	385	6,844	0.30	0.02	0.28
Adjusted (non-GAAP)	$48,779	$6,994	$41,785	$2.03	$0.29	$1.74

Weighted average shares of common stock used in computing diluted EPS						24,041

	Six Months Ended August 31, 2024
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$40,126	$16,908	$23,218	$1.73	$0.73	$1.00
Barbados tax reform (9)	—	(6,045)	6,045	—	(0.26)	0.26
Restructuring charges	3,361	303	3,058	0.14	0.01	0.13
Subtotal	43,487	11,166	32,321	1.87	0.48	1.39
Amortization of intangible assets	9,059	1,322	7,737	0.39	0.06	0.33
Non-cash share-based compensation	11,320	485	10,835	0.49	0.02	0.47
Adjusted (non-GAAP)	$63,866	$12,973	$50,893	$2.75	$0.56	$2.19

Weighted average shares of common stock used in computing diluted EPS						23,236

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31, 2023
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$60,065	$10,103	$49,962	$2.49	$0.42	$2.07
Bed, Bath & Beyond bankruptcy	4,213	53	4,160	0.17	—	0.17
Restructuring charges	10,972	136	10,836	0.46	0.01	0.45
Subtotal	75,250	10,292	64,958	3.12	0.43	2.70
Amortization of intangible assets	9,251	1,213	8,038	0.38	0.05	0.33
Non-cash share-based compensation	16,526	1,026	15,500	0.69	0.04	0.64
Adjusted (non-GAAP)	$101,027	$12,531	$88,496	$4.19	$0.52	$3.67

Weighted average shares of common stock used in computing diluted EPS						24,088

Selected Consolidated Balance Sheet and Cash Flow Information
(Unaudited) (in thousands)

	August 31,
	2024	2023
Balance Sheet:
Cash and cash equivalents	$20,137	$24,214
Receivables, net	365,675	387,498
Inventory	469,625	435,681
Total assets, current	900,635	888,692
Assets held for sale	—	17,179
Total assets	2,880,377	2,901,660
Total liabilities, current	508,696	472,395
Total long-term liabilities	804,101	927,382
Total debt	713,235	844,903
Stockholders' equity	1,567,580	1,501,883

	Six Months Ended August 31,
	2024	2023
Cash Flow:
Depreciation and amortization	$27,628	$24,606
Net cash provided by operating activities	69,916	157,732
Capital and intangible asset expenditures	14,026	20,557
Net debt proceeds (repayments)	46,925	(90,125)
Payments for repurchases of common stock	103,144	54,535

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Six Months Ended August 31,
	2024	2023
Net cash provided by operating activities (GAAP)	$69,916	$157,732
Less: Capital and intangible asset expenditures	(14,026)	(20,557)
Free cash flow (non-GAAP)	$55,890	$137,175

Reconciliation of Non-GAAP Financial Measures – Net Leverage Ratio (Non-GAAP) (1) (3)
(Unaudited) (in thousands)

	Quarterly Period Ended				Twelve Months Ended August 31, 2024
	November	February	May	August
Adjusted EBITDA (non-GAAP) (10)	$97,817	$94,308	$52,367	$55,827	$300,319

Total borrowings under the credit agreement, as reported (GAAP)					$718,875
Add: Outstanding letters of credit					9,460
Less: Unrestricted cash and cash equivalents					(25,160)
Net debt					$703,175

Net leverage ratio (non-GAAP) (3)					2.34

Fiscal 2025 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2024	Outlook Fiscal 2025
Net sales revenue	$2,005,050	$1,885,000	—	$1,935,000
Net sales revenue decline		(6.0)%	—	(3.5)%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2025 Outlook for GAAP Net Income to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
and Adjusted EBITDA (Non-GAAP) (1) (Unaudited) (in thousands)

	Six Months Ended August 31, 2024	Outlook for the Balance of the Fiscal Year (Six Months)			Outlook Fiscal 2025
Net income, as reported (GAAP)	$23,218	$85,194	—	$102,721	$108,412	—	$125,939
Interest expense	25,759	20,241	—	18,241	46,000	—	44,000
Income tax expense	16,908	28,349	—	30,341	45,257	—	47,249
Depreciation and amortization	27,628	25,872	—	23,882	53,500	—	51,510
EBITDA (non-GAAP)	93,513	159,656	—	175,185	253,169	—	268,698
Add: Restructuring charges	3,361	5,565	—	565	8,926	—	3,926
Non-cash share-based compensation	11,320	13,585	—	12,556	24,905	—	23,876
Adjusted EBITDA (non-GAAP)	$108,194	$178,806	—	$188,306	$287,000	—	$296,500

Reconciliation of Non-GAAP Financial Measures - Fiscal 2025 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) and GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (1) (Unaudited)

	Six Months Ended August 31, 2024	Outlook for the Balance of the Fiscal Year (Six Months)			Outlook Fiscal 2025			Tax Rate Outlook Fiscal 2025
Diluted EPS, as reported (GAAP)	$1.00	$3.69	-	$4.45	$4.69	-	$5.45	29.5%	-	27.3%
Restructuring charges	0.14	0.25	-	0.03	0.39	-	0.17
Amortization of intangible assets	0.39	0.39	-	0.37	0.78	-	0.76
Non-cash share-based compensation	0.49	0.59	-	0.54	1.08	-	1.03
Income tax effect of adjustments (11)	0.17	(0.11)	-	(0.08)	0.06	-	0.09	(8.2)%	-	(6.6)%
Adjusted diluted EPS (non-GAAP)	$2.19	$4.81	-	$5.31	$7.00	-	$7.50	21.3%	-	20.7%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2025 Outlook for GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Six Months Ended August 31, 2024	Outlook for the Balance of the Fiscal Year (Six Months)			Outlook Fiscal 2025
Net cash provided by operating activities (GAAP)	$69,916	$147,084	—	$162,084	$217,000	—	$232,000
Less: Capital and intangible asset expenditures	(14,026)	(22,974)	—	(17,974)	(37,000)	—	(32,000)
Free cash flow (non-GAAP)	$55,890	$124,110	—	$144,110	$180,000	—	$200,000

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial measures as defined by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based financial measures. The Company is unable to present a quantitative reconciliation of forward-looking expected net leverage ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The Company believes that these Non-GAAP Financial Measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these Non-GAAP Financial Measures, in combination with the Company's financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these Non-GAAP Financial Measures facilitate a more direct comparison of the Company's performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company's operations for the period in which the charges and benefits were incurred and reflected in the Company's GAAP financial results. The material limitation associated with the use of the Non-GAAP Financial Measures is that the Non-GAAP Financial Measures do not reflect the full economic impact of the Company's activities. These Non-GAAP Financial Measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures, and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

(2)	Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.

(3)
Net leverage ratio is calculated as (a) total borrowings under the Company's credit agreement plus outstanding letters of credit, net of unrestricted cash and cash equivalents, including readily marketable obligations issued, guaranteed or insured by the U.S. with maturities of two years or less, at the end of the current period, divided by (b) Adjusted EBITDA per the Company's credit agreement (calculated as EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period).

(4)	Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(5)
Accounts receivable turnover uses 12 month trailing net sales revenue. The current and four prior quarters' ending balances of trade accounts receivable are used for the purposes of computing the average balance component as required by the particular measure.

(6)	Domestic net sales revenue includes net sales revenue from the U.S. and Canada.

(7)	Represents a charge for uncollectible receivables due to the bankruptcy of Bed, Bath & Beyond (“Bed, Bath & Beyond bankruptcy”).

(8)	Gain on the sale of distribution and office facilities in El Paso, Texas during the third quarter of fiscal year 2024.

(9)
Represents a discrete tax charge to revalue existing deferred tax liabilities as a result of Barbados enacting a domestic corporate income tax rate of 9%, effective beginning with the Company's fiscal year 2025 (“Barbados tax reform”).

(10)	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP-based financial measure (net income) in the accompanying tables to this press release.

(11)	Income tax effect of adjustments is inclusive of the Barbados tax reform income tax adjustment.